EXHIBIT 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “S&W SEED COMPANY”, FILED IN THIS OFFICE ON THE SECOND DAY OF OCTOBER, A.D. 2009, AT 7:40 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

4737561 8100 090907656	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of state

AUTHENTICATION: 7565863 DATE: 10-05-09
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:40 PM 10/02/2009
FILED 07:40 PM 10/02/2009
SRV 090907656 - 4737561 FILE

CERTIFICATE OF INCORPORATION
OF
S&W SEED COMPANY

ARTICLE I

The name of the corporation is S&W Seed Company.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, DE 19901. The name of its registered agent at that address is Incorporating Services, Ltd.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of all classes of stock which the corporation has authority to issue is 55,000,000 shares, consisting of two classes: 50,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share.

The Board of Directors is expressly authorized by resolution or resolutions from time to time adopted, subject to any limitations and requirements prescribed by the General Corporation Law of the State of Delaware and the provisions hereof, to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a Certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof, if any, with respect to such series of Preferred Stock. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of any of the following:

(a)        The number of shares constituting the series and the distinctive designation of the series, with the right to increase or decrease the number of shares of such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding;

(b)        The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)        Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d)         Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)          Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)          Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

(g)         The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) Any other relative rights, preferences and limitations of that series, if any, as the Board of Directors may lawfully fix under the General Corporation Law of the State of Delaware as in effect at the time of the creation of that series.

ARTICLE V

The Board of Directors of the corporation shall have the power to adopt, amend or repeal the Bylaws of the corporation.

ARTICLE VI

For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

(A)        The conduct of the affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors.

(B)         Notwithstanding the foregoing provision of this Article VI, each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(C)         Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (i) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred.

(D)         Subject to the rights of the holders of any series of Preferred Stock, any director or the entire Board of Directors may be removed with or without cause, by the holders of at least a majority of the shares then entitled to vote at an election of directors.

(E)         Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

(F)         Advance notice of stockholder nominations for the election of directors of the corporation and of business to be brought by stockholders before any meeting of stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

ARTICLE VII

To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the farther elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII

The present and former officers and directors of the corporation, and each present or former officer or director (or similar position) of any other corporation, partnership, joint venture, trust or other enterprise serving as such at the request of the corporation shall be indemnified to the fullest extent now or hereafter permitted by law, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings, and whether brought by or in the right of the corporation or otherwise) arising out of their service to the corporation or to another organization at the corporation’s request, and shall advance to each such person expenses incurred in defending any such proceeding. Persons who are not directors or officers of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors. The foregoing right of indemnification shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of their heirs, executors and administrators. Such right of indemnification and right of advancement of expenses shall not be exclusive of any other rights to which such director, officer, employee or agent may be entitled by statute, bylaw, agreement, vote of disinterested directors or stockholders or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. If subsequent legislation permits the corporation to indemnify its present and former officers, directors, employees and agents to a greater extent than is currently permitted under existing law, then the corporation shall indemnify its present and former officers and directors, and may indemnify its present and former employees and agents to the maximum extent permitted by such subsequent legislation. Any amendment or repeal of this Article VIII that has the effect of limiting in any way the right to indemnification provided for herein, shall operate prospectively only, and shall not affect any indemnified party’s right to indemnification with respect to any act or failure to act on his or her part prior to the adoption of such amendment or such repeal of this Article VIII. The right of indemnification and right of advancement of expenses set forth in this Article VIII shall not be denied or limited by the corporation’s Bylaws.

ARTICLE IX

The name and mailing address of the incorporator is:

Debra K. Weiner

Wickersham & Murphy, a Professional Corporation

430 Cambridge Avenue, Suite 100

Palo Alto, CA 94306

The undersigned incorporator hereby acknowledges that the foregoing certificate is his act and deed and that the facts stated herein are true.

Dated: October 2, 2009

/s/ Debra K. Weiner